Plantronics, Inc. 2020 Inducement Equity Incentive Plan

PLANTRONICS, INC.
2020 INDUCEMENT EQUITY INCENTIVE PLAN
SECTION 1.PURPOSES AND DEFINITIONS

1.1
Purposes of the Plan. The purpose of this Plan is to attract and retain the best available personnel for positions of substantial responsibility by providing a material inducement to individuals’ entering into employment with the Company or any Parent or Subsidiary of the Company, including grants to new employees in connection with a merger or acquisition.

1.2
The Plan permits the Administrator to grant Options, Restricted Stock Awards, and Restricted Stock Units. Each Award under the Plan is intended to qualify as an employment inducement award under Rule 303A.08.

1.3    Definitions. As used herein, the following definitions shall apply:

(A)	“Administrator” means the Board or any Committees as shall be administering the Plan, in accordance with Section 2.2.

(B)
“Applicable Laws” means the requirements relating to the administration of equity based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(C)	“Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock Awards, and Restricted Stock Units.

(D)
“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan, for purposes of clarification, and shall include an Option Agreement, a Restricted Stock Award Agreement, and Restricted Stock Unit Agreement, as applicable. The Award Agreement is subject to the terms and conditions of the Plan.

(E)	“Board” means the Board of Directors of the Company.

(F)	“Change in Control” means the occurrence of any of the following events:

(i)
Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)
A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company); or

(iv)
The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(G)	“Code” means the Internal Revenue Code of 1986, as amended.

(H)	“Committee” means a committee of individuals appointed by the Board in accordance with Section 2.2.

(I)	“Common Stock” means the common stock of the Company.

(J)	“Company” means Plantronics, Inc., a Delaware corporation.

(K)	“Consultant” means any natural person, including an advisor, engaged, directly or indirectly, by the Company or a Parent or Subsidiary to render services to such entity.

(L)	“Director” means a member of the Board.

(M)	“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(N)
“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company. However, for the avoidance of doubt, a person who already is serving as a Director prior to becoming an Employee will not be eligible to be granted an Award under the Plan unless permitted under Rule 303A.08. The Company will determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company will be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(O)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(P)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)
If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NYSE, its Fair Market Value shall be the closing sales price a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator

(Q)	“Fiscal Year” means the fiscal year of the Company.

(R)	“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

(S)
“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of the grant of an individual Option, a Restricted Stock Award, and Restricted Stock Unit. The Notice of Grant is part of the agreement evidencing the terms and conditions of a specific grant.

(T)	“NYSE” means the New York Stock Exchange.

(U)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(V)	“Option” means a stock option granted pursuant to the Plan, as evidenced by a Notice of Grant. All Options granted under the Plan will constitute Nonstatutory Stock Options.

(W)
“Option Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(X)	“Optioned Stock” means the Common Stock subject to an Award.

(Y)	“Outside Director” means a Director who is not an Employee.

(Z)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(AA)	“Participant” means the holder of an outstanding Award granted under the Plan.

(BB)	“Performance Period” means any Fiscal Year or such other longer or shorter period as determined by the Administrator in its sole discretion.

(CC)
“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(DD)	“Plan” means this 2020 Inducement Equity Incentive Plan.

(EE)	“Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Restricted Stock Award or the early exercise of an Option.

(FF)	“Restricted Stock Award” means a grant of Restricted Stock pursuant to the Plan, as evidenced by a Notice of Grant.

(GG)
“Restricted Stock Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and restrictions applying to stock granted under a Restricted Stock Award. The Restricted Stock Award Agreement is subject to the terms and conditions of the Plan.

(HH)	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 5.

(II)
“Restricted Stock Unit Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and restrictions applying to a Restricted Stock Unit Award. The Restricted Stock Unit Agreement is subject to the terms and conditions of the Plan.

(JJ)
“Retirement” unless otherwise defined in the Award Agreement or in a written employment, services or other agreement between the Participant and the Company or any Parent or Subsidiary of the Company, will have such meaning as the Administrator may determine, or, if not so defined, will mean termination of Participant’s status as a Service Provider after he or she reaches age 55 and has completed at least ten (10) years of employment or service with the Company or any Parent or Subsidiary of the Company; provided, however, that with respect to Outside Directors “Retirement” will mean termination of an Outside Director’s status as a Director when (i) the Outside Director’s age is 55 or over and he or she has continuously been a Director for at least seven (7) years on the date of such termination or (ii) the Outside Director has continuously been a Director for at least ten (10) years from the date of such termination.

(KK)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(LL)
“Rule 303A.08” means the NYSE Listed Company Manual Rule 303A.08. Reference to Rule 303A.08 will include the terms and conditions of Rule 303A.08 and any applicable interpretive material and other guidance issued under Rule 303A.08.

(MM)	“Section 16(b)” means Section 16(b) of the Exchange Act.

(NN)	“Securities Act” means the Securities Act of 1933, as amended.

(OO)	“Service Provider” means an Employee, Director or Consultant.

(PP)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 7.4.

(QQ)	“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
SECTION 2.    ADMINISTRATION

2.1	Stock Subject to the Plan.

(A)
Subject to the provisions of Section 7.4, the maximum aggregate number of Shares that may be optioned and sold under the Plan is one million (1,000,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(B)
Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Shares used to pay the tax and exercise price of an Award shall become available for future grant or sale under the Plan.

(C)
If an Award expires or becomes unexercisable without having been exercised in full, or with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise or of an Award or issuance with respect thereto, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock or Restricted Stock Units are repurchased by or forfeited to the Company, such Shares shall become available for future grant under the Plan.

2.2	Administration of the Plan.

(A)	Procedure.

(i)	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)
Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)
Approval. Awards granted under the Plan must be approved by a majority of the Company’s “Independent Directors” (as defined under the applicable rules of the NYSE), or the independent Leadership Development and Compensation Committee of the Board, in each case acting as the Administrator.

(iv)	Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(B)
Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)	to determine the Fair Market Value;

(ii)
to select the individuals to whom Awards may be granted under the Plan, subject to Section 2.3 of the Plan (which Awards will be intended as a material inducement to the individual becoming an Employee, including grants to new employees in connection with a merger or acquisition);

(iii)	to determine the number of Shares to be covered by each Award granted under the Plan;

(iv)	to approve forms of agreement for use under the Plan;

(v)
to determine the terms and conditions of any Award in accordance with the provisions of the Plan; provided, however, that the Administrator will not permit any Participant to issue a promissory note in order to exercise or otherwise acquire Shares pursuant to an Award;

(vi)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to subplans established for the purpose of satisfying applicable foreign laws;

(viii)
to modify or amend each Award (subject to Section 7.6(C)), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan (but not beyond the maximum term permitted under Section 3.2); provided, however, that no such modification or amendment may invalidate this Plan as qualified under Applicable Laws;

(ix)
to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a fair market value equal to the minimum amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by the Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)
to authorize any person to (i) make decisions, determinations and interpretations on behalf of the Administrator to the extent allowed under Applicable Laws, and (ii) execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xi)	to make all other determinations deemed necessary or advisable for administering the Plan.

(C)
Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations, and those of any person authorized by the Administrator to make decisions, determinations and interpretations on behalf of the Administrator, shall be final and binding on all Participants and any other holders of Awards.

2.3	Eligibility. Awards may be granted to Employees subject to the terms and conditions of the Plan so long as the following requirements are met:

(A)	The Employee was not previously an Employee, or the Employee is to become employed by the Company or any of its Parent or Subsidiaries following a bona-fide period of non-employment; and

(B)
The grant of the Award or Awards to the Employee is a material inducement to the Employee’s entering into employment with the Company (or any of its Parent or Subsidiaries, as applicable) in accordance with Rule 303A.08, including grants to new employees in connection with a merger or acquisition.

SECTION 3.    STOCK OPTIONS

3.1	Limitations. An Option granted under the Plan may only qualify as a Nonstatutory Stock Option and shall be designated in an Award Agreement as such.

3.2	Term of Option. The term of each Option shall be seven (7) years from the date of grant or such shorter term as may be approved by the Administrator.

3.3	Option Exercise Price. The per Share exercise price of an Option shall be no less than 100% of the Fair Market Value per Share on the date of grant.

3.4
Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

3.5
Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist, subject to Applicable Laws, entirely of:

(A)	cash;

(B)	check;

(C)
other Shares, including reservation by the Company of Shares issuable to the Participant upon exercise of an Option, which have a Fair Market Value on the date of surrender or reservation equal to the aggregate exercise price of the Shares as to which such Option shall be exercised;

(D)	consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(E)
a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company sponsored deferred compensation program or arrangement;

(F)	any combination of the foregoing methods of payment; or

(G)
such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; provided, however, that the issuance of a promissory note will not be a permissible form of consideration under the Plan.

3.6	Exercise of Option.

(A)
Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

(i)
An Option shall be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 7.4.

(ii)
Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(B)
Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death, Disability or, in the case of Retirement, as set forth in Section 3.6(E) below, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for ninety (90) days following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(C)
Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(D)
Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s death. If, at the time of death, a Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(E)
Retirement of Participant. If a Participant ceases to be a Service Provider as a result of his or her Retirement, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement, to the extent the Option is vested on the date of Retirement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the date of Participant’s Retirement. If, on the date of Retirement, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after his or her Retirement, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

SECTION 4.    RESTRICTED STOCK AWARDS

4.1
Grant of Restricted Stock. Subject to the eligibility requirements of Section 2.3, awards of Restricted Stock may be granted to Employees at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Shares of Restricted Stock granted to each Participant.

4.2
Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The granting and/or vesting of Restricted Stock Awards may be made subject to the attainment of performance goals and may provide for a targeted level or levels of achievement. Unless the Administrator determines otherwise, the Company, as escrow agent, will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

4.3
Transferability. Except as provided in this Section 4 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

4.4	Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

4.5
Removal of Restrictions. Except as otherwise provided in this Section 4, Shares of Restricted Stock covered by each Award of Restricted Stock granted under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

4.6
Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

4.7
Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

4.8
Cancellation of Restricted Stock Award. On the date set forth in the Restricted Stock Award Agreement, all unearned or unvested Restricted Stock shall be forfeited to the Company and again will become available for grant under the Plan as set forth in Section 2.1.

SECTION 5.    RESTRICTED STOCK UNITS

5.1
Grant of Restricted Stock Units. Subject to the eligibility requirements of Section 2.3, Restricted Stock Units may be granted to Employees at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to each Participant.

5.2	Value of Restricted Stock Unit. Each Restricted Stock Unit will have an initial value that is established by the Administrator on or before the date of grant.

5.3	Vesting. A Restricted Stock Unit may, in the discretion of the Administrator, vest over the Participant’s period of service or upon attainment of specified performance objectives.

5.4
Performance Objectives and Other Terms. The Administrator will set performance objectives (including, without limitation, continued service) in its discretion which, depending on the extent to which they are met, will determine the number of Shares issuable or value of Restricted Stock Units paid out to the Participants. The granting and/or vesting of Restricted Stock Units may be made subject to the attainment of performance goals and may provide for a targeted level or levels of achievement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

5.5	Earning of Restricted Stock Units. After the applicable Performance Period has ended, the holder of Restricted Stock Units will be entitled to receive all or a portion of the Shares issuable or a cash amount payable in accordance with Section 5.6 below based on the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Restricted Stock Unit, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Restricted Stock Unit.

5.6
Form and Timing of Payment of Restricted Stock Units. Issuance of Shares and/or payment of cash earned pursuant to Restricted Stock Units will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in the form of cash, by the issuance of Shares (which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units at the close of the applicable Performance Period) or in a combination thereof.

5.7
Cancellation of Restricted Stock Units. On the date set forth in the Award Agreement, all unearned or unvested Shares subject to Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

SECTION 6.     [RESERVED]
SECTION 7.    GENERAL PROVISIONS

7.1	Term of Plan. The Plan became effective on September __, 2020. It shall continue in effect until terminated under Section 7.6.

7.2
Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator, in its sole discretion, makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) to family members (as such term is defined in the general instructions to Form S-8 under the Securities Act) through gifts or domestic relations orders, as permitted by the instructions to Form S-8 of the Securities Act.

7.3
Leaves of Absence. The vesting of Awards granted hereunder will be suspended during any unpaid leave of absence, unless the Administrator determines otherwise pursuant to a leave of absence policy in effect from time to time. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

7.4	Adjustments Upon Changes in Capitalization, Merger or Change in Control.

(A)
Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, and the number of Shares as well as the price per Share covered by each outstanding Award, and the numerical Share limits in Section 2, shall be proportionately adjusted for any change in, or increase or decrease in the number of issued Shares, resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change, or increase or decrease in the number of issued Shares, effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The Board shall make such adjustment, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(B)
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for the Participant to have the right to exercise his or her Award prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be vested or exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, or earned, an Award will terminate immediately prior to the consummation of such proposed action.

(C)	Merger or Change in Control.

(i)
Awards. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

(1)
In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise his or her Option as to all of the Shares, including Shares as to which it would not otherwise be vested or exercisable, and all restrictions on Restricted Stock and Restricted Stock Units will lapse and all performance goals or other vesting criteria with respect to an Award will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a period of not less than fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

(2)
For the purposes of this Section 7.4(C)(i), an Award shall be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control (and in the case of Restricted Stock Units, for each implied Share determined by dividing the value of the Restricted Stock Unit by the per Share consideration received by holders of Common Stock in the merger or Change in Control), an amount of consideration (whether stock, cash, or other securities or property) equal to the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option for each Share subject to such Award, or in the case of Restricted Stock Units, the number of implied shares determined by dividing the value of the Restricted Stock Units by the per Share consideration received by holders of Common Stock in the merger or Change in Control, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per Share consideration received by holders of Common Stock in the merger or Change in Control.

(3)
Notwithstanding anything in Section 7.4(C)(i)(2) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-merger or post-asset sale corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

7.5
Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award or such later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

7.6	Amendment and Termination of the Plan.

(A)	Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(B)	Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. The

Board may not, without the approval of the Company’s stockholders reprice Options issued under the Plan by lowering the exercise price of a previously granted Option, by canceling outstanding Options and issuing replacement Options, or by otherwise replacing existing Options with substitute Options with a lower exercise price.

(C)
Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

7.7	Conditions Upon Issuance of Shares.

(A)
Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(B)
Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

7.8
Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

7.9	Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

7.10
Participant’s Relationship with Company. Neither the Plan nor any Award shall confer upon the Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause.

Exhibit B-1

Form of Restricted Stock Unit Agreement Under the
Plantronics, Inc. 2020 Inducement Equity Incentive Plan

PLANTRONICS, INC.
2020 INDUCEMENT EQUITY INCENTIVE PLAN
NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Unless otherwise defined herein, the terms defined in the 2020 Inducement Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Restricted Stock Units (the “Notice of Grant”), the Terms and Conditions of the Restricted Stock Units attached hereto as Exhibit A, the Data Privacy Notice and Consent attached hereto as Exhibit B, and the Country-Specific Terms attached hereto as Exhibit C (collectively, this “Agreement”). A summary of the defined terms has been set forth on Exhibit D.

Name:	%%FIRST_NAME%-% %%MIDDLE_NAME%-% %%LAST_NAME%-%
Address:	%%ADDRESS_LINE_1%-%
%%ADDRESS_LINE_2%-%
%%CITY%-%, %%STATE%-% %%ZIPCODE%-%
%%COUNTRY%-%
The Participant (as named above) has been granted an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number	%%OPTION_NUMBER%-%
Date of Grant	%%OPTION_DATE,’MONTH DD, YYYY’%-%
Number of Restricted Stock Units	%%TOTAL_SHARES_GRANTED,’999,999,999’%-%
Vesting Schedule:

Subject to any acceleration provisions contained in the Plan, the Participant’s Change of Control Severance Agreement, if any, or set forth below, the Restricted Stock Units will vest in accordance with the following schedule:

Shares	Vest Date
%%SHARES_PERIOD1,’999,999,999’%-%	%%VEST_DATE_PERIOD1,’MONTH DD, YYYY’%-%
%%SHARES_PERIOD2,’999,999,999’%-%	%%VEST_DATE_PERIOD2,’MONTH DD, YYYY’%-%
%%SHARES_PERIOD3,’999,999,999’%-%	%%VEST_DATE_PERIOD3,’MONTH DD, YYYY’%-%

In the event the Participant ceases to be a Service Provider for any or no reason before the Participant vests in the Restricted Stock Units, the unvested Restricted Stock Units and the Participant’s right to acquire any Shares hereunder will immediately terminate.

By the Participant’s acceptance of the Restricted Stock Units, the Participant represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. The Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. The Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan and or this Agreement. The Participant further agrees to notify the Company upon any change in the residence indicated above.
The Participant acknowledges and agrees that by clicking the “Accept” button on the E*TRADE on-line grant agreement response page, it will act as the Participant’s electronic signature to this Agreement and will constitute the Participant’s acknowledgment of and agreement with all of the terms and conditions of the Award, as set forth in this Agreement and the Plan. The Participant may, if he or she prefers, sign, date and return to the Company a paper copy of this Agreement.

PLANTRONICS, INC.

By:	/s/ Anja Hamilton
Name:	Anja Hamilton
Title:	Executive Vice President and Chief Human Resources Officer

SECTION 8.    EXHIBIT A
TERMS AND CONDITIONS OF THE RESTRICTED STOCK UNITS
1.Grant. The Company hereby grants to the individual named in the Notice of Grant (the “Participant”) under the Plan the number of Restricted Stock Units indicated in the Notice of Grant, subject to all of the terms and conditions in this Agreement, including the Data Privacy Notice and Consent attached hereto as Exhibit B, any applicable Country-Specific Terms attached hereto as Exhibit C, and the Plan, which are incorporated herein by reference. Subject to Section 7.6 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.
2.Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Sections 3 or 4, the Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with Sections 3 or 4 will be paid to the Participant (or in the event of the Participant’s death, to his or her estate) in whole Shares, subject to the Participant satisfying any applicable Tax-Related Items as set forth in Section 7. Subject to the provisions of Section 4, such vested Restricted Stock Units will be paid in Shares as soon as practicable after vesting, but in each such case within the period ending no later than the later of the fifteenth (15th) day of the third (3rd) month following the end of the (i) Fiscal Year or the (ii) calendar year, which in either case includes the vesting date.
3.Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Agreement, unless the Participant will have been continuously a Service Provider from the Date of Grant to the date such vesting occurs.
4.Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.
Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with the Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) the Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to the Participant on or within the six (6) month period following the Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of the Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Agreement, “Section 409A” means Section 409A of the U.S. Internal Revenue Code of

1986, as amended, and any proposed, temporary or final U.S. Treasury Regulations and U.S. Internal Revenue Service guidance thereunder, as each may be amended from time to time.
5.Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Agreement, the balance of the Restricted Stock Units that have not vested as of the time of the Participant’s termination as a Service Provider for any or no reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company and the Participant’s right to acquire any Shares hereunder will immediately terminate. The Participant will cease to be a Service Provider on the date the individual ceases to provide active services. For purposes of this Agreement, the date of termination will not be extended by any notice period or non-working garden leave established under the laws in the jurisdiction in which the Participant resides or under the terms of the Participant’s employment agreement, if any. The Administrator shall have the exclusive discretion to determine when the Participant is no longer a Service Provider (including whether the Participant may still be considered to be providing services while on a leave of absence).
6.Death of the Participant. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the Participant’s designated beneficiary, or if no beneficiary (or legal representative for the Participants outside the U.S.) survives the Participant, the administrator, executor or legal representative of the Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
7.Withholding of Taxes. Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting of the Restricted Stock Units, the issuance of Shares upon settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(1)	withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; or

(2)
withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent); or

(3)	withholding in Shares to be issued upon vesting/settlement of the Restricted Stock Units.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in my jurisdiction, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Shares equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

8.Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant. After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
9.No Guarantee of Continued Service. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING THE PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING THE PARTICIPANT) TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
10.Nature of Grant. In accepting the Award, the Participant acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

(c)    all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company;
(d)    the Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Participant’s employment or service relationship (if any) at any time;
(e)    the Participant is voluntarily participating in the Plan;
(f)    the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Participant’s employment or service contract, if any;
(g)    the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not intended to replace any pension rights or compensation;
(h)    the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension or retirement or welfare benefits or similar mandatory payments and in no event should be considered compensation for, or relating to, past services for the Company, the Employer or any Subsidiary;
(i)    the Restricted Stock Units grant and the Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Subsidiary;
(j)    unless otherwise agreed with the Company, the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of a Subsidiary;
(k)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(l)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the Participant’s termination as a Service Provider (for any reason whatsoever, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any;
(m)    unless otherwise provided in the Plan or by the Company in its sole discretion, the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units or any such benefit transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares of the Company; and
(n)    neither the Company, the Employer, nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. Dollar that may affect the value of the

Restricted Stock Units or of any amounts due to the Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement.
11.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
12.Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Stock Administration at Plantronics, Inc., at 345 Encinal Street, Santa Cruz, California 95060, United States or at such other address as the Company may hereafter designate in writing.
13.Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
14.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
15.Additional Conditions to Issuance of Stock. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange, under any U.S. or non-U.S. local, state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate U.S. or non-U.S. federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such U.S. and non-U.S. local, state or federal law, securities exchange, and to obtain any such consent or approval of any such governmental authority.
16.Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.
17.Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Participant, the Company and all other interested persons.

No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
18.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
19.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
20.Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
21.Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.
22.Amendment, Suspension or Termination of the Plan. By accepting this Award, the Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. The Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
23.Governing Law and Venue. This Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Santa Cruz County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.
24.Language. The Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of the Agreement. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
25.Exhibits. Notwithstanding any provisions in this Agreement, the Restricted Stock Units grant shall be subject to any special terms and conditions set forth in Exhibit B and Exhibit C to this Agreement for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in Exhibit C, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Exhibits B and C constitute part of this Agreement.
26.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
27.Foreign Asset and Account Reporting. The Participant understands that the Participant’s country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds from the sale of Shares) in a brokerage or bank account outside the Participant’s country. The Participant understands that he or she may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant may also be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to the Participant’s country through a designated bank or broker within a certain time after receipt. In addition, the Participant may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Shares. The Participant acknowledges that it is the Participant’s responsibility to be compliant with all such requirements, and that the Participant should consult his or her personal legal and tax advisors, as applicable, to ensure compliance.
28.Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s country of residence, or broker’s country of residence, or where the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect his or her ability to accept, acquire, sell or attempt to sell or otherwise dispose of Shares, rights to Shares, or rights linked to the value of Shares, during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdictions, including the United States and the Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant places before possessing inside information. Furthermore, the Participant may be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities (third parties include fellow employees). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant further acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant is advised to speak to his or her personal advisor on this matter.
29.Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participants.

EXHIBIT B
DATA PRIVACY NOTICE AND CONSENT
The headquarters of the Company is located at 345 Encinal Street, Santa Cruz, California, USA 95060 and the Company grants employees of the Company and its Subsidiaries and Affiliates the opportunity to participate in the Plan, at the Company’s sole discretion. If the Participant would like to participate in the Plan and he or she resides outside the United States, the Participant understands that the Participant should review the following information about the Company’s data processing practices and declare his or her consent. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and the Plan.

a.
Data Collection and Usage. The Company collects, processes and uses the Participant’s personal data, which may include, without limitation, the Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all awards or any other entitlement to shares awarded, canceled, settled, vested, unvested or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer. If the Company offers the Participant the opportunity to participate in the Plan, then the Company will collect the Participant’s personal data for purposes of allocating shares and implementing, administering and managing the Plan. The Company’s legal basis for the processing of the Participant’s personal data would be the Participant’s consent.

b.
Stock Plan Administration Service Providers. The Company transfers participant data to E*TRADE Financial Services, Inc. (“E*TRADE”), an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share the Participant’s data with another company that serves in a similar manner. The Company’s service provider will open an account for the Participant to receive and trade Shares acquired under the Plan. The Participant understand that he or she will be asked to agree on separate terms and data processing practices with the service provider, which is a condition to the Participant’s ability to participate in the Plan.

c.
International Data Transfers. The Company and its service providers are based in the United States. If the Participant is outside the United States, the Participant should note that his or her country has enacted data privacy laws that are different from the United States. For example, the European Commission has issued a limited adequacy finding with respect to the United States that applies only to the extent companies register for the EU-U.S. Privacy Shield program, which is open to companies subject to Federal Trade Commission jurisdiction. The Company’s legal basis for the transfer of the Participant’s personal data is the Participant’s consent.

d.
Data Retention. The Company will use the Participant’s personal data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. When the Company no longer needs the Participant’s personal data, the Company will remove it from its systems. If the Company keeps data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.

e.
Voluntariness and Consequences of Consent Denial or Withdrawal. The Participant’s participation in the Plan and the Participant’s grant of consent is purely voluntary. The Participant may deny or withdraw his or her consent at any time. If the Participant does not consent, or if the Participant withdraws his or her consent, the

Participant’s participation in the Plan will automatically terminate. This would not affect the Participant’s salary as a Service Provider or the Participant’s career; the Participant would merely forfeit the opportunities associated with the Plan.

f.
Data Subject Rights. The Participant understands that he or she has a number of rights under data privacy laws in the Participant’s country. Depending on where the Participant is based, his or her rights may include the right to (i) request access or copies of personal data the Company processes, (ii) rectification of incorrect data, (iii) deletion of data, (iv) restrictions on processing, (v) portability of data, (vi) lodge complaints with competent authorities in the Participant’s country, and/or (vii) request a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding the Participant’s rights or to exercise his or her rights please contact the Company at Attn: Stock Administration at 345 Encinal Street, Santa Cruz, California, USA 95060.

If the Participant agrees with the data processing practices as described in this notice, the Participant should declare the Participant’s consent by clicking “Accept” on the E*TRADE online grant agreement response page.

EXHIBIT C
COUNTRY-SPECIFIC TERMS
FOR PARTICIPANTS OUTSIDE THE U.S.
Capitalized terms used but not defined in these Country-Specific Terms are defined in the Plantronics, Inc. 2020 Inducement Equity Incentive Plan (the “Plan”) and/or the Terms and Conditions of the Restricted Stock Units (together with these Country-Specific Terms, the “Agreement”), and have the meanings set forth therein.
Terms and Conditions
These Country-Specific Terms include additional terms and conditions that govern the Restricted Stock Units granted to the Participant under the Plan if the Participant resides and/or works in one of the countries listed below.
If the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant transfers to another country after the Date of Grant, the Administrator shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to the Participant.
Notifications
These Country-Specific Terms also include information regarding securities, exchange controls, tax and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of June 2019. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information noted in these Country-Specific Terms as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date by the time the Restricted Stock Units vests, Shares are issued, or the Participant sells Shares acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to his or her situation.
Finally, if the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the one in which the Participant is currently residing and/or working, or if the Participant transfers to another country after the Date of Grant, then the information contained herein may not apply.
AUSTRALIA
Australian Offer Document. This award of Restricted Stock Units is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of Restricted Stock Units to Australian resident employees, which will be provided to the Participant with the Agreement.
Securities Law Information. If the Participant acquires Shares pursuant to vesting of the Restricted Stock Units and then offers such Shares for sale to a person or entity resident in Australia, the Participant’s offer may be subject to disclosure requirements under Australian laws. The Participant should obtain legal advice on the disclosure obligations prior to making any such offer.
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers of any amount. The Australian bank assisting with the transaction will file the report for the Participant. If there is no Australian bank involved in the transfer, then the Participant will have to file the report.
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).
BELGIUM
Foreign Asset/Account Reporting Information. The Participant is required to complete a report providing the National Bank of Belgium with details regarding any securities or bank accounts held outside Belgium, including the account number, the name of the bank in which such account is held, and the country in which such account is located. This report, as well as information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des credits caption.
Brokerage Account Tax. A brokerage account tax may apply if the average annual value of the securities the Participant holds (e.g., Shares acquired under the Plan) in a brokerage or other securities account exceeds certain thresholds. The Participant understands that the calculation of this tax is complex and the Participant should consult his or her personal tax advisor for details regarding this obligation.
Stock Exchange Tax Information. A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax likely will apply when Shares acquired under the Plan are sold. The Participant should consult with a personal tax or financial advisor for additional details on the Participant’s obligations with respect to the stock exchange tax.
BRAZIL
Intent to Comply with Law. By accepting the Restricted Stock Units, the Participant acknowledges that the Participant agrees to comply with applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the vesting of the Restricted Stock Units, the issuance of Shares, the sale of Shares, and the receipt of any dividends.
Labor Law Acknowledgment. By accepting the Restricted Stock Units, the Participant agrees that (i) the Participant is making an investment decision, (ii) the Shares will be issued to the Participant only if the vesting conditions are met and any necessary services are rendered by the Participant over the vesting period and (iii) the value of the underlying Shares is not fixed and may increase or decrease over the vesting period without compensation to the Participant.
Exchange Control Information. Brazilian residents and persons domiciled in Brazil are required to submit a declaration of assets and rights held outside Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than USD 100,000. Assets and rights that must be reported include Shares acquired under the Plan. The USD 100,000 threshold is subject to change annually.
Tax on Financial Transactions. If the Participant repatriates the proceeds from the sale of Shares and receipt of any cash dividends and converts the funds into local currency, the Participant may be subject to the Tax on Financial Transactions. The Participant should consult with his or her personal tax advisor for additional details.
CANADA
Form of Settlement. Notwithstanding any discretion in the Plan or the Agreement, the Restricted Stock Units will be settled only in Shares. The Restricted Stock Units do not provide any right for the Participant to receive a cash payment.
Nature of Grant. This provision supplements Section 10 (Nature of Grant) in the Agreement:
In the event of the Participant’s termination as a Service Provider (whether or not in breach of local labor laws), the Participant’s right to receive and vest in the Restricted Stock Units under the Plan, if any, will terminate effective as of the date that is the earlier of (1) the date the Participant receives notice of termination from the Company or the Employer, or (2) the date the Participant is no longer a Service Provider regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to, statutory law, regulatory law and/or common law). The Administrator has the exclusive discretion to determine when the Participant is no longer a Service Provider for purposes of the Participant’s Restricted Stock Units (including whether the Participant may still be considered to be actively providing services while on a leave of absence).
Securities Law Information. The Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange.
Foreign Asset/Account Reporting Information. The Participant is required to report his or her foreign specified property annually on Form T1135 (Foreign Income Verification Statement) if the total cost of the Participant’s foreign specified property exceeds C$100,000 at any time during the year. The Restricted Stock Units granted under the Plan must be reported (generally at nil cost) if the C$100,000 is exceeded because of other property. Foreign specified property includes Shares acquired under the Plan and their cost generally is the adjusted cost base (“ACB”) of the shares. The ACB would normally equal the fair market value of the Shares at the time of acquisition but if the Participant holds other Shares (e.g., acquired under other circumstances or at another time), the ACB may be different. The Form T1135 must be filed by April 30 of the following year. The Participant understands that the Participant should consult with his or her personal advisor to ensure compliance with the applicable reporting obligations.
The following provisions will apply to the Participant if he or she is a resident of Quebec:
Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.
Data Privacy. This provision supplements Appendix B to the Agreement:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company and its Subsidiaries, and any stock plan service provider that may be selected by the Company to assist with the Plan, to disclose and discuss the Plan with their respective advisors. The Participant further authorizes the Company and its Subsidiaries to record such information and to keep such information in the Participant’s employee file.
THE PEOPLE’S REPUBLIC OF CHINA (“PRC” or “CHINA”)
The following provisions apply if the Participant is subject to exchange control regulations in China, including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion.
Legal Restrictions. To facilitate compliance with applicable laws and regulations in China, the Participant agrees to immediately sell all Shares issued to the Participant at vesting and settlement of the Restricted Stock Units, or as soon as possible thereafter (in the event of a blackout period). The Participant further agrees that the Company is authorized to instruct its designated broker, currently E*TRADE, to assist with the mandatory sale of such Shares (on the Participant’s behalf pursuant to this authorization) and the Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the Participant the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items.
Exchange Control Requirements. The Participant understands and agrees that, pursuant to local exchange control requirements, the Participant will be required to immediately repatriate the cash proceeds from sale of Shares underlying the Restricted Stock Units and the proceeds from any dividends to China. The Participant further understands that, under local law, such repatriation of his or her cash proceeds may need to be effectuated through a special exchange control account established by the Company, a Subsidiary, or the Employer, and the Participant hereby consents and agrees that any proceeds from the sale of Shares may be transferred to such special account prior to being delivered to the Participant. Further, the Participant agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated broker) to effectuate any of the remittances, transfers, conversions or other processes affecting such funds.
The Company is under no obligation to secure any exchange conversion rate, and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions in China. The Participant agrees to bear any currency fluctuation risk between the time the Shares or other funds related to the Shares are paid, are sold and the time the sale proceeds are distributed through any such special exchange account. The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
DENMARK
Danish Stock Option Act. In accepting the Restricted Stock Units, the Participant acknowledges that the Participant has received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act, as amended January 1, 2019.
Foreign Asset/Account Reporting Information. If the Participant establishes an account holding Shares or an account holding cash outside Denmark, the Participant must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank.
GERMANY
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the Deutsche Bundesbank (the German Central Bank) for such notifications in Germany. In the event the Participant makes or receives a payment in excess of this amount, he or she must report the payment to the Deutsche Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available at www.bundesbank.de.
HONG KONG
Sale of Shares. In the event that the Participant’s Restricted Stock Units vest within six (6) months of the Date of Grant and Shares are issued to the Participant, the Participant agrees not to sell the Shares prior to the six-month anniversary of the Date of Grant.
Nature of Grant. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). Notwithstanding the foregoing, if the Plan is deemed to constitute an occupational retirement scheme for the purposes of ORSO, the Participant’s Restricted Stock Units shall be void.
Securities Law Notice. Warning: The Restricted Stock Units and any Shares issued pursuant to the Restricted Stock Units do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its Subsidiaries. The Agreement, including these Country-Specific Terms, the Data Privacy Notice and Consent, the Plan and other incidental communication materials, have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. The Restricted Stock Units and any related documentation are intended only for the personal use of each eligible employee of the Employer, the Company or its Subsidiaries and may not be distributed to any other person. If the Participant is in any doubt about any of the contents of the Agreement including these Country-Specific Terms, the Data Privacy Notice and Consent or the Plan, the Participant should obtain independent professional advice.
INDIA
Exchange Control Information. The Participant must repatriate any proceeds from the sale of Shares acquired under the Plan to India and convert the proceeds into local currency within ninety (90) days of receipt, and any proceeds from the receipt of any dividends within one hundred eighty (180) days of receipt. The Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.
Foreign Asset/Account Reporting Information. Indian residents are required to declare any foreign bank accounts and any foreign financial assets (including Shares held outside India) in their annual tax returns.  The Participant is responsible for complying with this reporting obligation and is advised to confer with his or her personal tax advisor in this regard.

INDONESIA
Language Consent and Notification. By accepting the award of Restricted Stock Units, the Participant (i) confirms having read and understood the documents relating to this grant (i.e., the Plan and the Award Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).

Persetujuan dan Pemberitahuan Bahasa.  Dengan menerima Penghargaan Unit Saham Terbatas, Peserta (i) mengkonfirmasi bahwa dirinya telah membaca dan mengerti dokumen-dokumen yang terkait dengan pemberian ini (yaitu, Program dan Perjanjian Penghargaan) yang disediakan dalam Bahasa Inggris, (ii) menerima syarat-syarat dari dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa, dan Lambang Negara, Serta Lagu Kebangsaan atau Peraturan Presiden pelaksananya (ketika diterbitkan).
Exchange Control Information. If the Participant remits funds into Indonesia (e.g., proceeds from the sale of Shares), the Indonesian Bank through which the transaction is made will submit a report of the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, the Participant must complete a “Transfer Report Form.” The Transfer Report Form should be provided to the Participant by the bank through which the transaction is to be made.
Foreign Asset/Account Reporting Information. The Participant has the obligation to report his or her worldwide assets (including foreign accounts and Company shares acquired under the Plan) in the Participant’s annual individual income tax return. In addition, if there is a change of position of any assets the Participant holds (including Shares acquired under the Plan), the Participant must report this change in position (i.e., sale of shares) to the Bank of Indonesia no later than the 15th day of the month following the change in position.
IRELAND
There are no country specific provisions.
ITALY
Plan Document Acknowledgment. By accepting the Restricted Stock Units, the Participant acknowledges that he or she has received a copy of the Plan, has reviewed the Plan and the Agreement, including the Data Privacy Notice and Consent and these Country-Specific Terms, in their entirety, and fully understands and accepts all provisions of the Plan, the Agreement, and the Exhibits thereto.
The Participant further acknowledges that he or she has read and specifically and expressly approves the following clauses in the Agreement: Section 2: Company’s Obligation to Pay; Section 3: Vesting Schedule; Section 10: Nature of Grant; Section 13: Grant is Not Transferable; Section 15: Additional Conditions to Issuance of Stock; Section 17: Administrator Authority; and Section 25: Exhibits.
Foreign Asset/Account Reporting Information. If the Participant is an Italian resident and, during any fiscal year, holds investments or financial assets outside Italy (e.g., cash, Shares) which may generate income taxable in Italy, the Participant is required to report such investments or assets on his or her annual tax return (on UNICO Form, RW Schedule, or on a special form if the Participant is not required to file a tax return). These reporting obligations will apply to the Participant if he or she is the beneficial owner of foreign financial assets under Italian money laundering provisions.
JAPAN
Foreign Asset/Account Reporting Information. The Participant is required to report details of any assets (including any Shares acquired under the Plan) held outside Japan as of December 31 each year, to the extent such assets have a total net fair market value exceeding ¥50 million. Such report will be due by March 15 of the following year. The

Participant is advised to consult with his or her personal tax advisor as to whether the reporting obligation applies and whether the Participant will be required to report details of any Restricted Stock Units or Shares he or she holds.
KOREA
Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency). The Participant should consult with his or her personal tax advisor to determine any personal reporting obligations.
MEXICO
Labor Law Acknowledgement. These provisions supplement Section 10 (Nature of Grant) in the Agreement:
By accepting the Restricted Stock Units, the Participant understands and agrees that: (i) the Restricted Stock Unit is not related to the salary and other contractual benefits granted to the Participant by the Employer; and (ii) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s service.

Plan Document Acknowledgment. By accepting the Restricted Stock Units, the Participant acknowledges that he or she has received a copy of the Plan, has reviewed the Plan and the Agreement (including the Exhibits) in their entirety, and fully understands and accepts all provisions of the Plan and the Agreement.

In addition, by accepting the benefits under this grant, the Participant further acknowledges that he or she has read and specifically and expressly approves the terms and conditions in the Nature of Grant section of the Agreement, in which the following is clearly described and established: (i) the Participant’s participation in the Plan does not constitute an acquired right; (ii) the Plan and the Participant’s participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) the Participant’s participation in the Plan is voluntary; and (iv) the Company and its Subsidiaries are not responsible for any decrease in the value of the Shares underlying the Participant’s Restricted Stock Units.

Policy Statement. The invitation the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability to the Participant.

The Company, with registered offices at 345 Encinal Street, Santa Cruz, California 95060, USA, is solely responsible for the administration of the Plan and the Participant’s participation in the Plan and, in the Participant’s case, the acquisition of Shares does not, in any way, establish an employment relationship between the Participant and the Company since the Participant is participating in the Plan on a wholly commercial basis and the Participant’s sole employer is either Plamex, S.A. de C.V or Poly-com S de RL de CV, nor does it establish any rights between the Participant and the Employer.

Finally, the Participant hereby declares that he or she does not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Participant therefore grants a full and broad release to the Company, its Subsidiaries, affiliates, branches, representation offices, shareholders, officers, agents or legal representatives, with respect to any claim that may arise.

Spanish Translation
Reconocimiento de la legislación laboral. Estas disposiciones complementan el apartado 10 (naturaleza de la concesión) del convenio:

Al aceptar las Unidades de Acciones Restringidas, el Participante entiende y acepta que (i) las Unidades de Acciones Restringidas no están relacionadas al salario o prestaciones ofrecidas al Participante por el Patrón; y (ii) cualquier modificación del Plan o su terminación no constituye un cambio o detrimento en los términos y condiciones de servicio del Participante.
Reconocimiento del Plan de Documentos. Al aceptar las Unidades de Acciones Restringidas, el Participante reconoce que ha recibido copia del Plan, que ha revisado el Plan completo y, que ha entendido y aceptado las disposiciones contenidas en el Plan y en el Acuerdo.
Adicionalmente, al aceptar los beneficios, el Participante reconoce que ha leído, y que aprueba específica y expresamente los términos y condiciones contenidos en la sección denominada Naturaleza de la Concesión en la cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, así como su matriz,, subsidiarias or filiales no son responsables por cualquier detrimento en el valor de las acciones bursátiles en relación con las Unidades de Acciones Restringidas del Participante.
Declaración de Política. La invitación por parte de la Compañía bajo el Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier momento, sin ninguna responsabilidad.
La Compañía, con oficinas registradas ubicadas en 345 Encinal Street, Santa Cruz, California, 95060, EE.UU., es la única responsable por la administración del Plan y de la participación en el mismo y en el caso del Participante, la adquisición de acciones no establece de forma alguna, una relación de trabajo entre el Participante y la Compañía, ya que la participación en el Plan por parte del Participante es completamente comercial y el único patrón del Participante es Plamex S.A. de C.V. o Poly-com S de RL de CV, así como tampoco establece derechos entre el Participante y su Patrón.
Finalmente, por medio de la presente el Participante declara que no se reserva ninguna acción o derecho para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de la participación en el Plan y en consecuencia, otorga el más amplio finiquito a su patrón, así como a la Compañía, a su sociedad controlante, subsidiaria or filiales con respecto a cualquier demanda que pudiera originarse en virtud del Plan.
NETHERLANDS
There are no country-specific provisions.
POLAND
Exchange Control Information. Polish residents holding foreign securities (including Shares) and maintaining accounts abroad must report information to the National Bank of Poland if the value of such transactions or balances exceeds PLN 7,000,000. If required, the reports must be filed on quarterly basis on special forms available on the website of the National Bank of Poland.
Further, the Participant acknowledges that any transfer of funds into or out of Poland in excess of €15,000 (or PLN 15,000 if such transfer of funds is connected with business activity of an entrepreneur) must be effected through a bank account in Poland. The Participant understands that the Participant is required to store all documents connected with any foreign exchange transactions the Participant engages in for a period of five years from the end of the year in which the transaction occurred.
RUSSIA
U.S. Transactions. The Participant understands that the acceptance of the Restricted Stock Units (including through an online acceptance process managed by E*TRADE or the Company or another third party designated by the Company)

results in an agreement between the Participant and the Company completed in the United States and that the Agreement is governed by the laws of the State of California, without giving effect to the conflict of law principles thereof.
Securities Law Information. The Participant acknowledges that the Restricted Stock Units, the Agreement, the Plan and all other materials the Participant may receive regarding his or her participation in the Plan do not constitute advertising or an offering of securities in Russia.  The Shares acquired pursuant to the Plan have not and will not be registered in Russia nor admitted for listing on any Russian exchange for trading within Russia, and therefore, neither the Restricted Stock Units nor the Shares may be used for offering or public or private circulation in Russia.  The Participant acknowledges that he or she may hold Shares acquired upon settlement of the Restricted Stock Units in his or her E*TRADE (or such other stock plan service provider as may be selected by the Company) account in the United States.  However, in no event will Shares be delivered to the Participant in Russia.  Further, the Participant is not permitted to sell or otherwise dispose of Shares directly to other Russian individuals.
Exchange Control Information. The Participant may be subject to exchange control restrictions and repatriation requirements in Russia.  Proceeds from the sale of Shares and any cash dividends paid on the Shares can be remitted directly to a foreign individual bank account (in countries belonging to the Organization for Economic Cooperation and Development (“OECD”) or the Financial Action Task Force (“FATF”)). The Participant should consult his or her personal legal advisor before settlement of the Restricted Stock Units, before selling Shares and before remitting any sale proceeds to Russia, as significant sanctions for violations of the Russian currency control laws may apply and these requirements are subject to change at any time, often without notice.
Foreign Asset / Account Reporting Information. The Russian tax authorities must be notified within one month of the opening or closing of a foreign bank account, or of a change in foreign bank account details.  Reports of the transactions and balances of foreign bank accounts must also be filed with the Russian tax authorities each year.
Anti-Corruption Information. Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Company).  Accordingly, the Participant should inform the Company if he or she is covered by these laws because the Participant may not hold Shares acquired under the Plan.
SINGAPORE
Securities Law Information. The Restricted Stock Units are being granted to the Participant pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the Restricted Stock Unit grant is subject to section 257 of the SFA and the Participant should not make any subsequent sale of the Shares in Singapore or any offer of such subsequent sale of the Shares in Singapore, unless such sale or offer is made (1) after six (6) months from the Date of Grant or (2) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
Director Notification Requirement. If the Participant is a Chief Executive Officer (“CEO”) or a director, associate director or shadow director of the Company’s Singapore Subsidiary, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Company’s Singapore Subsidiary in writing when the Participant receives an interest (e.g., unvested Restricted Stock Units, Shares, etc.) in the Company or any Subsidiary within two business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when Shares acquired at vesting are sold), or (iii) becoming a CEO, director, associate director or shadow director.
SPAIN
Termination of Service. This provision supplements Section 5 (Forfeiture upon Termination of Service as a Service Provider) in the Agreement:

The Award is a conditional right to Shares and can be forfeited in the case of the Participant’s termination as a Service Provider. This will be the case, for example, even if (i) the Participant is considered to be unfairly dismissed without good cause; (ii) the Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (iii) the Participant terminates continuous service due to a change of work location, duties or any other employment or contractual condition; (iv) the Participant ceases to be a Service Provider due to unilateral breach of contract of the Company or any of its Subsidiaries; or (v) the Participant ceases to be a Service Provider for any other reason whatsoever, except for reasons specified in Section 6 (Death) of the Agreement. Consequently, upon the Participant ceasing to be a Service Provider for any of the reasons set forth above, the Participant may automatically lose any rights to the Award granted to him or her to the extent that the restrictions related to the Award have not lapsed as of the date of the Participant’s termination as a Service Provider, as described in the Plan and the Agreement.

The Participant acknowledges that he or she has read and specifically accept the conditions referred to in Sections 5 and 6 of the Agreement.
Nature of Grant. This provision supplements Section 10 (Nature of Grant) in the Agreement:
By accepting this Restricted Stock Units, the Participant acknowledges that the Participant understands and agrees that the Participant consents to participation in the Plan and that the Participant has received a copy of the Plan.
The Participant understands that the Company, in its sole discretion, has unilaterally and gratuitously decided to distribute Restricted Stock Units under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis. Consequently, the Participant understands that any Restricted Stock Units are granted on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, the Participant understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary Restricted Stock Units since the future value of the Restricted Stock Units and Shares is unknown and unpredictable. In addition, the Participant understands that the Restricted Stock Units would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any Restricted Stock Units shall be null and void.
Securities Law Information. The Restricted Stock Units described in this document do not qualify under Spanish regulations as securities.  No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The present document has not been nor will it be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and it does not constitute a public offering prospectus.
Exchange Control Information. The Participant must declare the acquisition of Shares to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economics and Competitiveness. Participant must also declare ownership of any Shares by filing a Form D-6 with the Directorate of Foreign Transactions each January while the Shares are owned. In addition, the sale of Shares must also be declared on Form D-6 filed with the DGCI in January, unless the sale proceeds exceed the applicable threshold (currently €1,502,530), in which case, the filing is due within one month after the sale.
When receiving foreign currency payments derived from the ownership of Shares exceeding €50,000 (e.g., dividends or sale proceeds), the Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. The Participant will need to provide the institution with the following information: (i) the Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company;

(iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any further information that may be required.
Foreign Asset/Account Reporting Information. The Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), any foreign instruments (e.g., Shares) and any transactions with non-Spanish residents (including any payments of cash or Shares made to the Participant by the Company or any U.S. brokerage account) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1 million.
Further, to the extent that the Participant holds Shares and/or has bank accounts outside Spain with a value in excess of €50,000 (for each type of asset) as of December 31, the Participant will be required to report information on such assets on his or her tax return (tax form 720) for such year.  After such Shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported shares or accounts increases by more than €20,000.
SWEDEN
There are no country-specific provisions.
THAILAND
Exchange Control Information. If the Participant is a Thai resident and he or she realizes sale proceeds equal to or in excess of a specified threshold (currently $50,000) in a single transaction, the Participant understands he or she is required to repatriate the cash proceeds to Thailand immediately following the receipt of such proceeds and then either convert such repatriation proceeds into Thai Baht or deposit the proceeds into a foreign currency account opened with any commercial bank in Thailand within 360 days of repatriation. Further, for repatriated amounts equal to or in excess of the specified threshold, the Participant understands that he or she must specifically report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form. The Participant is responsible for ensuring compliance with all exchange control laws in Thailand.
UNITED ARAB EMIRATES
Securities Law Information. The offer of the Restricted Stock Units is available only for select employees of the Company and its Subsidiaries and is in the nature of providing employee incentives in the United Arab Emirates. The Plan and the Agreement, including these Country-Specific Terms, are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered (i.e., the Restricted Stock Units) should conduct their own due diligence on the securities.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with this statement, including the Plan and the Agreement, including these Country Specific Terms, or any other incidental communication materials distributed in connection with the Restricted Stock Units. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development has approved this statement nor taken steps to verify the information set out in it, and has no responsibility for it. If the Participant has any questions regarding the contents of the Plan and the Agreement, including these Country Specific Terms, the Participant should obtain independent professional advice.
UNITED KINGDOM
Withholding of Taxes. This provision supplements Section 7 (Withholding of Taxes) in the Agreement:
Without limitation to Section 7 of the Agreement, the Participant agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by HMRC (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.

Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the Participant understands that the Participant may not be able to indemnify the Company for the amount of any income tax not collected from or paid by the Participant within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs as it may be considered to be a loan and therefore, it may constitute a benefit to the Participant on which additional income tax and National Insurance contributions may be payable. The Participant understands that the Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any National Insurance contributions due on this additional benefit, which may also be recovered from the Participant by any of the means referred to in Section 7 of the Agreement.

EXHIBIT D
Definitions
“Agreement” means this Restricted Stock Unit Award Agreement.
“Company” means Plantronics, Inc.
“Participant” means the individual named in the Notice of Grant of Restricted Stock Units.
“Plan” means the 2020 Inducement Equity Incentive Plan.
“Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time
“Service Provider” means an Employee, Director or Consultant.
“Share” means a share of common stock of the Company.

Form of Restricted Stock Unit Agreement (Performance-Based) Under the
Plantronics, Inc. 2020 Inducement Equity Incentive Plan

PLANTRONICS, INC.
2020 INDUCEMENT EQUITY INCENTIVE PLAN
NOTICE OF GRANT OF RESTRICTED STOCK UNITS (PERFORMANCE-BASED)
Unless otherwise defined herein, the terms defined in the 2020 Inducement Equity Incentive Plan (the “Plan”) will have the same meanings in this Notice of Grant of Restricted Stock Units (Performance-Based) (the “Notice of Grant”) and the Terms and Conditions of the Restricted Stock Units attached hereto as Exhibit A (together, the “Agreement”). A summary of the defined terms has been set forth on Exhibit B.

Name:	%%FIRST_NAME%-% %%MIDDLE_NAME%-% %%LAST_NAME%-%
Address:	%%ADDRESS_LINE_1%-% %%ADDRESS_LINE_2%-%
%%CITY%-%, %%STATE%-% %%ZIPCODE%-%
%%COUNTRY%-%
The Participant (as defined below) has been granted an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number	%%OPTION_NUMBER%-%
Date of Grant	%%OPTION_DATE,’MONTH DD, YYYY’%-%
Target Number of Restricted Stock Units	%%TOTAL_SHARES_GRANTED,’999,999,999’%-% (the “Target Number of Restricted Stock Units”)
Maximum Number of Restricted Stock Units	%%GRANT_USER_DEFINED_FIELD_1%-% (the “Maximum Number of Restricted Stock Units”)
Vesting Schedule:

Subject to any acceleration provisions contained in the Plan, the Participant’s Change of Control Severance Agreement, if any, or set forth below, the Restricted Stock Units will vest in accordance with the following schedule:

Shares	Vest Date
%%SHARES_PERIOD1,’999,999,999’%-%	%%VEST_DATE_PERIOD1,’MONTH DD, YYYY’%-%
%%SHARES_PERIOD2,’999,999,999’%-%	%%VEST_DATE_PERIOD2,’MONTH DD, YYYY’%-%
%%SHARES_PERIOD3,’999,999,999’%-%	%%VEST_DATE_PERIOD3,’MONTH DD, YYYY’%-%
By the Participant’s acceptance, the Participant represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. The Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. The Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan and or this Agreement. The Participant further agrees to notify the Company upon any change in the residence indicated above.
The Participant acknowledges and agrees that by clicking the “ACCEPT” button on the E*Trade on-line grant agreement response page, it will act as the Participant’s electronic signature to this Agreement and will constitute the Participant’s acknowledgment of and agreement with all of the terms and conditions of the Award, as set forth in this Agreement and the Plan. The Participant may, if he or she prefers, sign, date and return to the Company a paper copy of this Agreement.

PLANTRONICS, INC.

By:	/s/ Anja Hamilton
Name:	Anja Hamilton
Title:	Executive Vice President and Chief Human Resources Officer

SECTION 9.    EXHIBIT A

TERMS AND CONDITIONS OF THE RESTRICTED STOCK UNITS
1.    Grant. The Company hereby grants to the individual named in the Notice of Grant (the “Participant”) under the Plan the number of Restricted Stock Units indicated in the Notice of Grant, subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference. Subject to Section 8.6 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.
2.    Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Sections 3 or 4, the Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with Sections 3 or 4 will be paid to the Participant (or in the event of the Participant’s death, to his or her estate) in whole Shares, subject to the Participant satisfying any applicable tax withholding obligations as set forth in Section 7. Subject to the provisions of Section 4, such vested Restricted Stock Units will be paid in Shares as soon as practicable after vesting, but in each such case within the period ending no later than the later of the fifteenth (15th) day of the third (3rd) month following the end of the (i) Fiscal Year or the (ii) calendar year, which in either case includes the vesting date. In no event will the Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any Restricted Stock Units payable under this Agreement. No fractional Shares will be issued under this Agreement.
3.    Vesting Schedule. Except as provided in Section 4, and subject to any acceleration provisions contained in the Plan or set forth in this Agreement and subject to Section 5, the Restricted Stock Units awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in the Participant in accordance with any of the provisions of this Agreement, unless the Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs. In the event the Participant ceases to be a Service Provider for any or no reason before the Participant vests in the Restricted Stock Units, the Restricted Stock Units and the Participant’s right to acquire any Shares hereunder will immediately terminate.
4.    Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. The payment of Shares vesting pursuant to this Section 4 will in all cases be paid at a time or in a manner that is exempt from or complies with Section 409A.
Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with the Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) the Participant is a “specified employee” within the meaning of Section 409A at the time of such separation from service and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to the Participant on or within the six (6) month period following the Participant’s separation from service, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s separation from service, unless the Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Agreement that it and all payments and benefits hereunder be exempt from or comply with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).
5.    Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Agreement, the balance of the Restricted Stock Units that have not vested as of the time of the Participant’s termination as a Service Provider for any or no reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company and the Participant’s right to acquire any Shares hereunder will immediately terminate.
6.    Death of the Participant. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the Participant’s designated beneficiary, or if no beneficiary survives the Participant, the administrator or executor of the Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
7.    Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to the Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by the Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Participant to satisfy such tax withholding obligation, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to the Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to the Participant. If the Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Sections 3 or 4, the Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company.
8.    Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant. After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
9.    No Guarantee of Continued Service. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING THE PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING THE PARTICIPANT) TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10.    Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Stock Administration at Plantronics, Inc., at 345 Encinal Street, Santa Cruz, California 95060, or at such other address as the Company may hereafter designate in writing.
11.    Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12.    Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
13.    Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.
14.    Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.
15.    Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
16.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
17.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
18.    Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
19.    Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.
20.    Amendment, Suspension or Termination of the Plan. By accepting this Award, the Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. The Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

21.    Governing Law. This Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Santa Cruz County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.

EXHIBIT B
Definitions

“Agreement” means this Restricted Stock Unit Award Agreement.
“Company” means Plantronics, Inc.
“Participant” means the individual named in the Notice of Grant of Restricted Stock Units.
“Plan” means the 2020 Inducement Equity Incentive Plan.
“Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time
“Service Provider” means an Employee, Director or Consultant.
“Share” means a share of common stock of the Company.

EXHIBIT C

The following will govern changes during the Performance Period to the companies listed in the Index:

1.
If a company in the Index is acquired or merges with another company, and the acquiring or merged company (the “successor company”) is not contained in the Index, then the performance (relative total stockholder return) for the acquired company will be calculated through the transaction date; however, if the successor company is contained in the Index, the successor company will be substituted into the Index as of the date of the transaction with the old company being removed entirely from the Index.

2.	If a company stops trading publicly or goes bankrupt, the company will remain in the Index with a total stockholder return of “-100%”.

3.
If a company in the Index spins off a subsidiary, the spin-off company will not be included in the Index, but the continuing (parent) company shall remain in the Index with the total stockholder return adjusted for the spin-o